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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             Form 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (date of earliest event reported): May 23, 1997



                       BHC Financial, Inc.
      (Exact name of registrant as specified in its charter)


          Delaware                 0-20185        23-2264646
          (State or other               (Commission    (I.R.S. Employer
           jurisdiction of              File Number)   ( Identification No.)
           incorporation)


          One Commerce Square
          2005 Market Street
          Philadelphia, Pennsylvania                   19103-3212

          (Address of principal executive offices)               (Zip code)


          Registrant's telephone number, including area code:  215-636-3000


                                                           Not Applicable
  (Former name or former address, if changed since last report)


     This document contains three (3) pages.








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Item 5.   Other Events


          A special meeting of the Company's stockholders was held on May 23, 1997 at which time they approved and adopted the Agreement and Plan of Merger dated as of March 2, 1997 between the Company and Fiserv, Inc. The merger, which will be accounted for as a pooling, is expected to close on May 30, 1997. The company's stockholders will receive, for each share of the Company's common stock held, such number of shares of common stock of Fiserv as shall equal the quotient of $33.50 divided by an amount equal to the average closing price of Fiserv common stock for the 20 trading days ending May 28, 1997.



















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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   BHC Financial, Inc.



Date:     May 23, 1997             By:  /s/ Lawrence E. Donato
                                        Senior Vice President and CFO